UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2005

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 963-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 22, 2005, EVCI issued a press release entitled “EVCI Career Colleges Announces Record Enrollment for Spring 2005.” A copy of the press release is filed herewith as Exhibit 99.1.

The forward-looking statement in the press release regarding our expectation that Interboro’s rate of growth will continue to exceed industry averages in 2005 reflects management’s current view with respect to future events and is subject to certain assumptions, risks and uncertainties. These include: Interboro may not be able to sustain its rate of enrollment growth for the balance of 2005; problems with regulators could adversely affect Interboro’s ability to increase enrollments; economic and market conditions may not be favorable for Interboro; and the other specific risk factors described in EVCI’s form 10-KSB/A for its year ended December 31, 2003 and its 10-QSB for the quarter ended September 30, 2004. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated by the forward-looking statement. EVCI undertakes no obligation to update the information in the press release.

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits

		99.1	Press release of EVCI dated February 22, 2005

The information in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Date: February 23, 2005	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President